UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51397	136400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York		10178-0599
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 8.01 Other Events.

On September 2, 2020, the Federal Home Loan Bank of New York ("FHLBNY") informed its membership of certain amendments to the FHLBNY’s Capital Plan ("Plan"). The Plan defines the rights of the holders of the FHLBNY’s Class B Capital Stock. The amended Plan will become effective on October 2, 2020.

In summary, the Plan is being adjusted as follows:

The first amendment to the Plan involves a change to the Activity-Based Stock Purchase Requirement at Section 4.2 of the Plan that will require Members to purchase activity-based stock for all new and renewing Letters of Credit. The specific purchase requirement will be announced by the FHLBNY at least 10 days ahead of the implementation date. In this regard, implementation of this new purchase requirement is expected to take place no later than March 31, 2021. The purchase requirement will in no event be less than 0.10% or more than 2.50% of the outstanding principal balance of the off-balance sheet item relating to all types of new and renewing Letters of Credit which the FHLBNY has transacted on a Member’s behalf and issued under the Irrevocable Letter of Credit Agreement between the FHLBNY and the Member.

The second amendment to the Plan pertains to Section 2.2.4 of the Plan, "Limitations on Redemptions and Repurchases". Here, the FHLBNY is adding a subsection called "FHLBNY's Discretion to Suspend Repurchases of Excess Capital Stock". The new subsection is intended to provide the FHLBNY with additional flexibility in managing capital in unlikely situations by allowing for the suspension of the repurchase of shares of excess Capital Stock in order to:

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help prevent capital ratios falling below the FHLBNY’s regulatory-mandated requirements and Board-approved thresholds as a result of Member actions with respect to the management of advance balances; or

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help assure the fulfillment of Member contractual obligations to the FHLBNY.

Upon the FHLBNY’s determination that the capital management or contractual obligation issues described above have been mitigated or resolved, the FHLBNY will reinstate the repurchase of excess Capital Stock.

Other minor non-substantive changes were made to update various regulatory references contained in the Plan.

The foregoing description of the amendments to the Plan is qualified in its entirety by reference to a copy of the amended Plan included herein as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number		Description

4.1	-	Amended and Restated Capital Plan of the Federal Home Loan Bank of New York, effective as of October 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: September 2, 2020	By:	/s/ Kevin M. Neylan
Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer